Exhibit 5.2

[LETTERHEAD OF MCDERMOTT WILL & EMERY LLP]

November 21, 2013

RiT Technologies Ltd.
24 Raoul Wallenberg Street
Tel Aviv 69719
Israel

Re:	RiT Technologies Ltd. – Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as special U.S. counsel to RiT Technologies Ltd., a corporation organized under the laws of Israel (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333-190443) (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related registration statement on Form F-1 filed by the Company with the Commission under the Securities Act pursuant to Rule 462(b) thereunder (the “462(b) Registration Statement”) relating to the offering and sale of the following securities (collectively, the “Securities”): (a) up to 3,000,000 Ordinary Shares, par value NIS 0.80 per share, of the Company (the “Ordinary Shares”), plus up to 450,000 Ordinary Shares subject to an over-allotment option granted by the Company to the Underwriters (as defined in the Underwriting Agreement) (collectively, the “Shares”); (b) warrants to purchase up to 1,500,000 Ordinary Shares, plus warrants to purchase up to 225,000 Ordinary Shares subject to an over-allotment option granted by the Company to the Underwriters (collectively, the “Warrants”); (c) up to 1,725,000 Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares”); (d) warrants to purchase up to 150,000 Ordinary Shares to be issued to the representative of the Underwriters as additional compensation pursuant to the Underwriting Agreement, the form of which has been filed as Exhibit 4.3 to the Registration Statement (the “Representative’s Warrant”); and (e) up to 150,000 Ordinary Shares issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).  Any reference herein to the “Registration Statement” shall be deemed to include the 462(b) Registration Statement.

RiT Technologies Ltd.
November 21, 2013

The Shares and the Warrants are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (together with all schedules, exhibits and ancillary documents and agreements thereto, the “Underwriting Agreement”), and, with respect to the Warrants, pursuant to a Warrant Agency Agreement between the Company and a warrant agent, the form of which has been filed as Exhibit 10.22 to the Registration Statement (the “Warrant Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that is a part of the Registration Statement, other than as expressly stated herein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents.  In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.  In addition, we have assumed that the Securities will be validly issued in accordance with the governing documents of the Company and the resolutions of the board of directors of the Company.  Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, including those set forth in the Underwriting Agreement and the Warrant Agreement.

We are admitted to the Bar in the States of New York.  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

You are separately receiving an opinion from Goldfarb Seligman & Co. with respect to the corporate proceedings relating to the issuance of the Securities.

RiT Technologies Ltd.
November 21, 2013

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that

(i)
each Warrant, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement, and the Warrant Agreement, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and

(ii)
the Representative’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement, and the Representative’s Warrant Agreement, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated.  This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very respectfully yours,

/s/ McDermott Will & Emery LLP